Exhibit 4.3

BREITBURN ENERGY PARTNERS L.P.

BREITBURN FINANCE CORPORATION

and

the Guarantors named herein

8.625% SENIOR NOTES DUE 2020

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 8, 2013

To

INDENTURE

Dated as of October 6, 2010

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 8, 2013, is among BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Company”), BreitBurn Finance Corporation, a Delaware corporation ( “Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of October 6, 2010 (the “Indenture”), pursuant to which the Company has issued $305,000,000 in the aggregate principal amount of 8.625% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.     This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.     This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01.     Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03.   THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

BreitBurn Energy Partners L.P.,
a Delaware limited partnership

By:	BreitBurn GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

BreitBurn Finance Corporation,
a Delaware corporation

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

GUARANTORS:

BREITBURN OPERATING GP, LLC

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

BREITBURN GP, LLC

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

Signature Page to First Supplemental Indenture – 8.625% Senior Notes Due 2020

BREITBURN MANAGEMENT COMPANY, LLC

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

BREITBURN OPERATING L.P.

By:	BreitBurn Operating GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

ALAMITOS COMPANY

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

BREITBURN FLORIDA LLC

By:	BreitBurn Operating L.P.,
its sole member

By:	BreitBurn Operating GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

Signature Page to First Supplemental Indenture – 8.625% Senior Notes Due 2020

BREITBURN FULTON LLC

By:	/s/ Bruce D. McFarland
Name:	Bruce D. McFarland
Title:	Secretary

BEAVER CREEK PIPELINE, L.L.C.
GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

PHOENIX PRODUCTION COMPANY
PREVENTIVE MAINTENANCE SERVICES LLC

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

BreitBurn Oklahoma LLC,
a Delaware limited liability company

By:	BreitBurn Operating L.P., its sole member

By:	BreitBurn Operating GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

Signature Page to First Supplemental Indenture – 8.625% Senior Notes Due 2020

BreitBurn Transpetco GP LLC,
a Delaware limited liability company

By:	BreitBurn Operating L.P., its sole member

By:	BreitBurn Operating GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

BreitBurn Transpetco LP LLC,
a Delaware limited liability company

By:	BreitBurn Operating L.P., its sole member

By:	BreitBurn Operating GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

Transpetco Pipeline Company, L.P.,
a Delaware limited partnership

By:	BreitBurn Operating L.P., on behalf of itself
and as the sole member of BreitBurn Transpecto
GP LLC, each a general partner

By:	BreitBurn Operating GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer and Executive Vice President

Signature Page to First Supplemental Indenture – 8.625% Senior Notes Due 2020

U.S. Bank National Association,
as Trustee

By:	/s/ Leland Hansen
Name:	Leland Hansen
Title:	Vice President

Signature Page to First Supplemental Indenture – 8.625% Senior Notes Due 2020